Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Stuart R. Johnson, certify that:

1. I have reviewed this annual report on Form 10-K/A of Renasant Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 17, 2006	/s/ Stuart R. Johnson
Stuart R. Johnson
Senior Executive Vice President and
Chief Financial Officer